Exhibit 10.19

PROGRESSIVE WASTE SOLUTIONS LTD.

(the “Corporation”)

AMENDMENT TO AMENDED AND RESTATED SHARE OPTION PLAN

RECITALS:

(a)	The Corporation adopted a Share Option Plan effective October 1, 2008, which Plan was amended and restated effective July 22, 2009 (the “Plan”); and

(b)	Pursuant to Section 2.4 (a) of the Plan, the board of directors of the Corporation (the “Board”) may increase to the number of Shares issuable under the Plan subject to shareholder approval.

Capitalized terms used in this amendment that are not defined in it have the meanings given to them in the Plan.

Section 3.1 of the Plan (Shares Reserved for Issuance) is amended to increase the maximum number of Shares reserved for issuance under the Plan to 6,260,565 Shares.

Any reference to “this Plan” in the Plan and any reference to the Plan in any other agreements will mean the Plan, as amended by this amendment. Except as specifically amended by this amendment, the provisions of the Plan remain in full force and effect.

Approved by a resolution of the Board adopted effective as of February 24, 2015.

IESI-BFC LTD.

AMENDED AND RESTATED SHARE OPTION PLAN

TABLE OF CONTENTS

SECTION 1.	INTERPRETATION AND ADMINISTRATIVE PROVISIONS	1
1.1	Purpose	1
1.2	Definitions	1
1.3	Interpretation	3
1.4	Effective Date	3

SECTION 2.	ADMINISTRATION AND AMENDMENT	3
2.1	Administration	3
2.2	Amendment and Termination	4
2.3	Amendment on Consent	4
2.4	Amendments with Shareholder Approval	4
2.5	Section 409A of the Code.	5

SECTION 3.	GRANTS OF OPTIONS AND RIGHTS OF OPTION HOLDERS	5
3.1	Shares Reserved for Issuance	5
3.2	Grant of Options and Option Agreement	6
3.3	Exercise of Options	6
3.4	Acceleration of Exercise of Options	6
3.5	Exercise Price	6
3.6	Exercise Procedure	7
3.7	Prohibition on Transfer or Assignment of Options	7
3.8	Participants are not Shareholders	7
3.9	No Special Rights of Employment or Office	7
3.10	No Other Benefits of Employment of Office	7

SECTION 4.	SHARE APPRECIATION RIGHTS	7
4.1	Grants of Share Appreciation Rights	7
4.2	Exercise	8

SECTION 5.	RESIGNATION, TERMINATION, DEATH, DISABILITY, EXPIRY	8
5.1	Resignation	8
5.2	Without Cause or Cessation of Eligible Participant	8
5.3	For Cause	8
5.4	Disability or Death	8
5.5	Expiry	9
5.6	End of Participation	9

SECTION 6.	GENERAL	9
6.1	Capital Adjustments	9
6.2	Non-Exclusivity	9
6.3	Compliance with Articles of Amalgamation	10
6.4	Tax Consequences	10
6.5	No Liability	10
6.6	Notices	11
6.7	Unfunded Plan	11
6.8	Costs	11
6.9	Governing Law	11
6.10	Severability	11
6.11	Successors and Assigns	11
6.12	Survival	11

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IESI-BFC LTD.

AMENDED AND RESTATED SHARE OPTION PLAN

Section 1.        Interpretation and Administrative Provisions

1.1	Purpose

The purposes of this Plan are to provide Eligible Participants with compensation opportunities that will encourage ownership of Shares, enhance the Participating Entities’ ability to attract, retain and motivate senior employees, and reward them for significant performance.

This Plan was adopted by the Corporation effective October 1, 2008, in connection with the plan of arrangement whereby the Corporation becomes the successor to the Fund and assumes the Fund’s obligations in respect of options granted and outstanding at that date under the terms of the Fund’s Amended and Restated Unit Option Plan (the “Prior Plan”). As at that date, options to acquire an aggregate of 2,070,500 Units were outstanding under the Prior Plan, which options will be deemed to be issued and outstanding on the same terms pursuant to this Plan and Section 6.1 of the Prior Plan, except that an option to acquire Units shall be changed to an Option to acquire an equivalent number of Shares.

The Plan has been amended and restated effective July 22, 2009, in connection with the Corporation’s name change and its listing on the New York Stock Exchange.

1.2	Definitions

Unless the context otherwise specifies or specifically requires, in this Plan:

“Affiliate” means in respect of a person or company, another person or company that would be considered to be an “affiliate” in respect of such person or company for the purpose of National Instrument 45-106 - Prospectus and Registration Exemptions.

“Blackout Period” means any period during which insiders of the Corporation or a Participating Entity are prohibited from trading Shares as described in the Corporation’s Disclosure Policy, but excludes any period during which a regulator has halted trading in the Shares.

“Board” means the board of directors of the Corporation.

“Cause” means (a) “cause”, “just cause” or a similar term as defined in the Participant’s employment agreement, if any; or (b) if there is no such definition or agreement, means:

(i)	the failure by a Participant to perform his duties with a Participating Entity;

(ii)	theft, fraud, dishonesty or willful misconduct by the Participant involving the property, business or affairs of a Participating Entity or the carrying-out of the Participant’s duties with a Participating Entity;

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Share Option Plan

(iii)	the breach by a Participant who has an employment agreement of any material term of the Participant’s employment agreement; or

(iv)	any other conduct that would be determined by the courts of the jurisdiction in which the Participant is employed with or providing services to a Participating Entity to constitute cause for termination of employment or a fundamental breach of the Participant’s obligations to such Participating Entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Corporation, or if there is no such committee for any reason at any relevant time, the Board.

“Corporation” means IESI-BFC Ltd., a corporation amalgamated under the Business Corporations Act (Ontario) on May 27, 2009, and includes its successors.

“Eligible Participant” means any director, officer or management employee of a Participating Entity, other than a director who is not an employee (and includes any such person who is on a leave of absence authorized by a Participating Entity).

“Fair Market Value” means the closing trading price of a Share on the primary exchange on which the Shares are traded on the business day immediately preceding the relevant date; provided that, in the event that such Shares are not listed as posted for trading on any stock exchange, the Fair Market Value in respect thereof shall be the fair market value of such Shares as determined by the Committee in its sole discretion, who will take into account conformity with Regulation Section 1.409A - 1(b)(iv)(B).

“Fund” means BFI Canada Income Fund, established by declaration of trust dated February 28, 2002 as amended and restated from time to time.

“Option” means a right granted to an Eligible Participant to purchase Shares of the Corporation pursuant to the terms of this Plan.

“Participant” means any person to whom an Option has been granted pursuant to this Plan and whose grant is outstanding.

“Participating Entity” means the Corporation, 1ESI Corp. and any of their Affiliates as designated by the Committee from time to time.

“Plan” means this Share Option Plan of the Corporation, as amended from time to time.

“Share” means a common share in the capital in the Corporation.

“Shareholder” means the holder of a Share.

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“Termination Date” means the date a Participant ceases to be an Eligible Participant for any reason including the death of a Participant or the Participant’s employer ceasing to be a Participating Entity, and excludes any period of statutory, contractual or reasonable notice or deemed employment.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“Unit” means an equal undivided beneficial interest in the Fund, designated as ordinary trust units.

“U.S. Participant” means a Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A).

1.3	Interpretation

In this Plan, references to Sections and Schedules are references to sections in and schedules to this Plan, unless specified otherwise. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender also include the feminine and neuter genders. The use of headings in this Plan is for convenience only and does not affect the interpretation of this Plan.

1.4	Effective Date

This Plan, as amended and restated, shall become effective on July 22, 2009. Any grants of Options, and related Option Agreements entered into, prior to that effective date, as described in Section 1.1, shall remain outstanding but shall be governed by the terms of this Plan.

Section 2.        Administration and Amendment

2.1	Administration

The Board delegates the administration of this Plan and any and all matters related to, connected with or arising out of this Plan to the Committee. The Board may revoke or amend this delegation from time to time in its sole and absolute discretion. Subject to the Committee reporting to the Board on matters relating to this Plan and obtaining the approval of the Board for those matters required by the Committee’s mandate, and subject to Sections 2.4 and 2.5 with respect to a U.S. Participant, the Committee has the sole and absolute discretion to: (a) grant Options to Eligible Participants; (b) determine the exercise price, vesting, terms, limitations, restrictions and conditions upon such grants; (c) interpret and administer the Plan; (d) establish, amend and rescind any rules and regulations relating to the Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable, subject to obtaining the required approval, if any, from Shareholders, regulatory authorities or otherwise. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

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2.2	Amendment and Termination

Subject to Sections 2.4 and 2.5 with respect to a U.S. Participant, the Committee may amend, suspend or terminate this Plan or any portion thereof at any time in accordance with applicable legislation, and subject to the required approvals, if any, from the Shareholders, regulatory authorities or otherwise. No amendment, suspension or termination may materially adversely affect any Options, or any rights pursuant thereto, granted previously to any Participant without the consent of that Participant.

2.3	Amendment on Consent

Subject to Sections 2.4 and 2.5, with the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner to the extent that the Committee would have had the authority to initially grant the award as so modified or amended including, without limitation, to change the date or dates as of which, or the price at which, an Option becomes exercisable, subject to obtaining the required approvals, if any, of the Shareholders, regulatory authorities or otherwise.

2.4	Amendments with Shareholder Approval

Notwithstanding any other provision of this Plan, Shareholder approval will be required for the following types of amendments:

(a)	increases to the number of Shares issuable under the Plan, including an increase to a fixed maximum number of Shares or a change from a fixed maximum number of Shares to a fixed maximum percentage;

(b)	amendments that increase the length of the period after a Blackout Period during which Options, awards or any rights pursuant thereto may be exercised;

(c)	amendments that would reduce the exercise price for an Option or that would result in the exercise price for any Option being lower than the Fair Market Value of a Share at the time the Option is granted, except a reasonable and appropriate reduction pursuant to Section 6.1;

(d)	any amendment expanding the categories of Eligible Participants which would have the potential of broadening or increasing insider participation;

(e)	amendments to termination provisions providing an extension beyond the original expiry date, except an automatic extension of an Option expiring during a Blackout Period on the terms set out in this Plan;

(f)	the addition of any other provision that results in Participants receiving Shares while no cash consideration is received by the Corporation; and

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(g)	amendments required to be approved by Shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the New York Stock Exchange);

(h)	amendments that would allow for the transfer or assignment of Options by Participants, should that be permitted under applicable stock exchange rules;

(i)	amendment provisions granting additional powers to the Board to amend the Share Option Plan or entitlement;

(j)	extension to the term of Options held by Insiders; and

(k)	changes to the Insider participation limits which result in securityholder approval to be required on a disinterested basis.

2.5	Section 409A of the Code.

Since the exercise price of an Option or Share Appreciation Right, granted pursuant to Sections 3.5 and 4.1, respectively, of this Plan, shall be not less than the Fair Market Value of a Share at the time of grant, each such Option and Share Appreciation Right is intended to be exempt from Code Section 409A. Notwithstanding the foregoing or anything in this Plan to the contrary, to the extent that any Option or Share Appreciation Right is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A (a “409A Award”), the 409A Award, with respect to U.S. Participants, shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Committee may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Code Section 409A, or to avoid the incurrence of taxes, interest and penalties under Code Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Corporation or contravening of Code Section 409A. However, this provision does not create an obligation on the part of the Corporation to modify the Plan and does not guarantee that Options will not be subject to taxes, interest and penalties under Code Section 409A.

Section 3.        Grants of Options and Rights of Option Holders

3.1	Shares Reserved for Issuance

The Corporation reserves 4,000,000 Shares for issuance under this Plan. Any Share subject to an Option that, for any reason, has been cancelled or terminated without having been exercised will again be available for issuance under this Plan.

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The number of securities issuable to insiders, at any time, under all security based arrangements, including this Plan, cannot exceed 10% of issued and outstanding securities; and the number securities issued to insiders, within any one-year period, under all security based compensation arrangements, including this Plan, cannot exceed 10% of the issued and outstanding securities.

3.2	Grant of Options and Option Agreement

The Committee may grant Options only to Eligible Participants. Each grant of Options must be confirmed by an agreement (an “Option Agreement”) in the form attached as Schedule A signed by the Corporation and by the Participant acknowledging that the Participant agrees to be bound by the terms of this Plan.

3.3	Exercise of Options

The Committee may determine when any Option will become exercisable and may determine that the Option will be exercisable in installments. In the absence of any other determination, including, without limitation, in a Participant’s employment agreement, Options will become exercisable as follows:

(a)	as to 25% on and after the first anniversary of the date of grant;

(b)	as to an additional 25%, on and after the second anniversary of the date of grant;

(c)	as to an additional 25%, on and after the third anniversary of the date of grant; and

(d)	as to the balance, on and after the fourth anniversary of the date of grant, and Options expire on the tenth anniversary of the date of grant.

3.4	Acceleration of Exercise of Options

Notwithstanding any other provisions of this Plan, the Committee may at any time give written notice to all Participants advising that their respective Options are all immediately exercisable and may be exercised only within 30 days of such written notice or such other period as determined by the Committee and not thereafter and that all rights of the Participants under any Options not exercised within such period will terminate at the expiration of such period.

3.5	Exercise Price

The exercise price of an Option granted pursuant to this Plan shall be not less than the Fair Market Value per Share, provided such grant prices must also be in accordance with applicable laws and stock exchange and regulatory policies.

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3.6	Exercise Procedure

In order to exercise an Option, the Participant must file with the Chief Financial Officer or Secretary of the Corporation a completed Notice of Exercise in the form attached as Schedule B. The exercise price of each Share purchased under an Option must be paid in full by bank draft or certified cheque at the time of exercise. Upon receipt of payment in full and subject to the terms of this Plan, the number of Shares in respect of which the Option is exercised will be duly issued as fully paid and non-assessable.

3.7	Prohibition on Transfer or Assignment of Options

Options are personal to the Participant. No Participant may deal with any Option or any interest in it or transfer or assign any Option now or hereafter held by the Participant. A purported transfer or assignment of any Option will not be valid and the Corporation will not issue any Share upon the attempted exercise of a transferred or assigned Option.

3.8	Participants are not Shareholders

Except as expressly set out in this Plan, a Participant is not and is not deemed to be a Shareholder and has no rights as a Shareholder, as a result of participating in this Plan.

3.9	No Special Rights of Employment or Office

Nothing in this Plan or in any grant under this Plan will confer upon any Participant any right to the continuation of the Participant’s employment, position or office with, or the Participant continuing to act as a director, trustee, partner, officer or employee of, a Participating Entity or interfere in any way with the right of any Participating Entity at any time to terminate that employment, position or office or to increase or decrease the compensation of a Participant.

3.10	No Other Benefits of Employment of Office

The amount of compensation received or deemed to be received by a Participant as a result of the grant of Options or the sale of Shares received upon an exercise of an Option will not constitute compensation with respect to which any other benefits of employment, position or office of that Participant are determined including, without limitation, benefits under any bonus, pension, profit-sharing, insurance or salary continuation plan, except as otherwise specifically determined by the Committee.

Section 4.        Share Appreciation Rights

4.1	Grants of Share Appreciation Rights

(a)	The Committee may, from time to time, grant rights (“Share Appreciation Rights”) to any Eligible Participant in connection with the grant of any Option. Any such grant of Share Appreciation Rights shall be included in the Option Agreement.

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(b)	A Share Appreciation Right is the right to surrender to the Corporation all or a portion of an Option in exchange for an amount equal to the excess, if any, of:

(i)	the Fair Market Value as of the date such Option or portion thereof is surrendered of the Shares issuable on exercise of such Option or portion thereof over

(ii)	the exercise price of such Option or portion thereof, relating to such Shares and any amount required to be withheld by applicable law.

4.2	Exercise

Share Appreciation Rights shall be exercisable only at the same time, by the same persons and to the same extent, that the Option related thereto is exercisable. Upon exercise of any Share Appreciation Right, the related Option shall be surrendered to the Corporation, and the number of Shares reserved for issuance under this Plan shall be reduced by the total number of Shares underlying the related Option.

Section 5.        Resignation, Termination, Death, Disability, Expiry

5.1	Resignation

If a Participant ceases to be an Eligible Participant as a result of resignation of employment, then as at the Termination Date, each Option held by the Participant ceases to vest and those which are exercisable as at the Termination Date may be exercised during the period ending 30 days after the Termination Date, after which all unexercised Options held by the Participant will expire, subject to Section 5.5.

5.2	Without Cause or Cessation of Eligible Participant

If a Participant ceases to be an Eligible Participant as a result of termination of employment or services without Cause or as a result of the employer of the Eligible Participant ceasing to be a Participating Entity, then as at the Termination Date each Option held by the Participant ceases to vest and those which are exercisable as at the Termination Date may be exercised during the period ending 90 days after the Termination Date after which all unexercised Options held by the Participant will expire, subject to Section 5.5.

5.3	For Cause

If a Participant ceases to be an Eligible Participant as a result of termination of employment or services for Cause, then as at the Termination Date each Option held by the Participant ceases to vest and Options which are exercisable cease to be exercisable, subject to Section 5.5.

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5.4	Disability or Death

If a Participant ceases to be an Eligible Participant as a result of disability, then as at the Termination Date each Option held by the Participant ceases to vest and those which are exercisable as at the Termination Date may be exercised during the period ending 12 months after the Termination Date after which all unexercised Options held by the Participant will expire, subject to Section 5.5. If a Participant dies, then as at the Termination Date each Option held by the Participant ceases to vest and those which are exercisable as at the Termination Date may be exercised by the Participant’s legal representatives during the period ending 12 months after the date of the Termination Date after which all of such Participant’s unexercised Options will expire, subject to Section 5.5.

5.5	Expiry

Notwithstanding Sections 5.1 to 5.5 inclusive, the Committee may, in its discretion, either at the time of the grant or thereafter provide that Options, whether or not exercisable prior to a Participant’s Termination Date, shall be exercisable thereafter, to the extent and for such period of time as the Committee, in its discretion, determines, provided that no Option may be exercised after its stated expiration. Options granted must be exercised no later than 10 years after the date of grant or such shorter period as the Committee may require. However, if an Option expires during or shortly after the end of a Blackout Period or the Participant’s Termination Date pursuant to Sections 5.1, 5.2 or 5.4 falls within or shortly after the end of a Blackout Period, the term of the Option or the Termination Date, as applicable, is automatically extended until ten business days after the end of the Blackout Period.

5.6	End of Participation

At the time a Participant ceases to hold Options which are or may become exercisable, the Participant ceases to be a Participant.

Section 6.        General

6.1	Capital Adjustments

In the event of any stock dividend, share split, combination or exchange of shares, merger, arrangement, reorganization, consolidation, spin-off or other distribution, other than normal cash dividends, of the Corporation’s assets to Shareholders, or any other change in the capital of the Corporation affecting Shares, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change, with respect to (a) the number or kind of Shares or other securities reserved for issuance pursuant to this Plan; and (b) the number or kind of Shares or other securities subject to unexercised Options previously granted and the exercise price of those Options, subject to Shareholder approval if required; provided, however, that no substitution or adjustment will obligate the Corporation or any successor entity to issue or sell fractional securities. Notwithstanding anything in this Plan to the contrary, with respect to U.S. Participants, all adjustments made pursuant to this Section 6.1 are intended to be made in a manner that complies with Code Section 409A.

6.2	Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or Shareholder approval.

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6.3	Compliance with Articles of Amalgamation

The Committee may postpone any exercise of any Option or the issue of any Shares pursuant to this Plan for as long as the Committee in its discretion may deem necessary in order to permit the Corporation to effect or maintain qualification of the Shares issuable pursuant thereto under the articles of amalgamation of the Corporation. The Corporation is not obligated by any provision of this Plan or grant hereunder to sell or issue Shares in violation of the articles of incorporation of the Corporation or the law of any government having jurisdiction therein. In addition, if the Shares are listed on a stock exchange, the Corporation will have no obligation to issue any Shares pursuant to this Plan until such Shares have been duly listed.

6.4	Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under any applicable tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. The Corporation shall not be responsible for any tax consequences to the Participant as a result of the Participant’s participation in the Plan. The Corporation shall make any withholdings or deductions in respect of taxes as required by law or the interpretation or administration thereof. The Corporation shall be entitled to make arrangements to sell a sufficient number of Shares to be issued pursuant to the exercise of an Option to fund the payment and remittance of such taxes that are required to be deducted or withheld and any associated costs.

6.5	No Liability

The Participating Entities and their owners, shareholders, Shareholders, employees and officers, along with their boards of directors and trustees and each respective member or trustee thereof, as applicable, will not be liable or responsible:

(a)	for any act or omission, whether or not negligently taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with this Plan to the Committee;

(b)	for any tax consequences to the Participant as a result of the Participant’s participation in this Plan; or

(c)	to any Participant for any loss resulting from a decline in the value of an Option or Share, if any.

The liabilities of the Corporation with respect to its obligations under this Plan are not personally binding upon, and resort shall not be had to, nor may recourse or satisfaction be sought from, the private property of any Shareholder, director, officer, employee or agent of the Corporation, but only property of the Corporation or a specific portion thereof only shall be bound, and such obligations and liabilities shall be satisfied only out of, and recourse under this Plan shall be limited to, the property and assets of the Corporation.

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6.6	Notices

All notices under the Plan will be in writing and if to a Participating Entity will be delivered to the Participating Entity by first class post to its head office, and if to a Participant, will be delivered personally or sent by first class post to the Participant at the address which the Participant will give for the purpose, or failing any such address to the Participant’s last known place of residence. If a notice is sent by post, service thereof will be deemed to be effected by properly addressing, prepaying and posting a letter containing the same to such address and will be deemed to be served forty-eight hours after such posting.

6.7	Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of a general unsecured creditor of the Corporation.

6.8	Costs

The costs of the operation of this Plan will be borne by the Participating Entities as they determine.

6.9	Governing Law

This Plan is to be governed by, and interpreted and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.10	Severability

If any provision, or part thereof, in this Plan is determined to be invalid or unenforceable, such provision, or part thereof, will be severed from this Plan only in respect of such persons, circumstances and jurisdictions where it was determined to be invalid or unenforceable, and the rest of the Plan as it applies to other persons, circumstances or jurisdictions, will remain in full force and effect.

6.11	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and each Participant, including without limitation, the legal representative of a Participant, or any receiver or trustee in bankruptcy or representative of the Corporation’s or Participant’s creditors.

6.12	Survival

If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Committee and in force at the time of this Plan, will continue in effect as long as any Options or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of this Plan, the Committee may make any amendments to this Plan or the Options that it would be entitled to make if this Plan were still in effect.

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* * * * *

IESI-BFC LTD. AMENDED AND RESTATED SHARE OPTION PLAN

SCHEDULE A

OPTION AGREEMENT

[Name of Employee] (the “Participant”)

Pursuant to the IESI-BFC Ltd. Amended and Restated Share Option Plan (the “Plan”) effective July 22, 2009 and in consideration of services provided to any Participating Entity by the Participant, IESI-BFC Ltd. (the “Corporation”) hereby grants to the Participant an option (the “Option”) to acquire ___________ common shares (“Shares”) of the Corporation at an exercise price of $ __________per Share [and tandem Share Appreciation Right].

All capitalized terms not defined in this agreement have the meaning set out in the Plan.

Subject to earlier expiry in accordance with the Plan, the Option shall cease to be exercisable and shall expire on _______________, _________. The Option will vest and become exercisable as follows:

(a)	as to 25%, on and after the first anniversary of the date of grant of the Option;

(b)	as to an additional 25%, on and after the second anniversary of the date of grant of the Option;

(c)	as to an additional 25%, on and after the third anniversary of the date of grant of the Option; and

(d)	as to the remaining 25%, on and after the fourth anniversary of the date of grant of the Option.

Any period of statutory, contractual or reasonable notice of termination of employment or deemed employment following a Participant’s Termination Date shall not be recognized for vesting or any other purpose under the Plan.

The Corporation and the Participant understand and agree that the granting and exercise of this Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form a part of this agreement.

IESI-BFC LTD.

By

Date

I agree to the terms and conditions set out herein.

Signature	Print Name	Date

IESI-BFC LTD.

AMENDED AND RESTATED SHARE OPTION PLAN

SCHEDULE B

NOTICE OF EXERCISE

TO:	The Corporation

Attention: The Secretary or Chief Financial Officer

Pursuant to the IESI-BFC Ltd. Amended and Restated Share Option Plan (the “Plan”), the undersigned elects to:

exercise an Option to purchase ______ common shares (“Shares”) of IESI-BFC Ltd. (the “Corporation”), which are the subject of an option granted on ____________, _______, and encloses a bank draft or a certified cheque payable to the Corporation in the aggregate amount of $____________ , being $__________ per Share.

The Corporation is directed by the undersigned to deliver to the following account, particulars and other details necessary to record through the CDS Clearing and Depositary Services Inc. (“CDS”) (or through a broker, dealer, bank or other financial institution or other person who, directly or indirectly, from time to time effects book-based transfers with CDS and pledges of securities deposited with CDS) the undersigned’s interest in the Shares that are deliverable on exercise of the option.

(Insert financial institution name and account particulars and contact information; account must be maintained with a CDS participant. Note: It is very important that contact information in Toronto be provided.)

- OR -

exercise __________________ Share Appreciation Rights, which were granted on _____, ________________, ____________

Signature	Print Name	Date